Exhibit 99.2

PIONEER ENERGY SERVICES ANNOUNCES INCREASE IN SIZE OF PREVIOUSLY ANNOUNCED CASH TENDER OFFER FOR ITS 9 7⁄8% SENIOR NOTES DUE 2018

SAN ANTONIO, TX – 3/4/2014 – Pioneer Energy Services Corp. (“Pioneer”) (NYSE: PES) announced today the upsizing of its previously announced cash tender offer (the “Tender Offer”). Under the terms of the upsized Tender Offer, Pioneer is offering to purchase up to $300 million in aggregate principal amount (the “Maximum Repurchase Amount”) of its outstanding 9 7⁄8% Senior Notes due 2018 (CUSIP No. 723655AB2) (the “Notes”) on the terms, and subject to the conditions set forth in the Offer to Purchase, dated March 4, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal”). The Maximum Repurchase Amount had previously been set at $250 million in aggregate principal amount. Other than the new Maximum Repurchase Amount, the other terms and conditions of the Tender Offer remain unchanged.

Pioneer reserves the right, but is not obligated, to further increase the Maximum Repurchase Amount.

Pioneer intends to fund the purchase of the Notes with proceeds from a concurrent offering (the “Offering”) by Pioneer of $300 million of new senior notes (the “New Notes”), resulting in net proceeds to Pioneer that are, together with available cash and borrowings under Pioneer’s senior secured revolving credit facility, sufficient to purchase, and to pay for, Notes validly tendered and not properly withdrawn pursuant to the Tender Offer. The purchase of the Notes pursuant to the Tender Offer is subject to the satisfaction of a number of conditions, including the completion of the Offering resulting in net proceeds to Pioneer that are, together with available cash and borrowings under Pioneer’s senior secured revolving credit facility, sufficient to pay the total consideration, plus accrued interest, as set forth in the Offer to Purchase in respect of all validly tendered Notes (the “Financing Condition”).

Pioneer has engaged BofA Merrill Lynch as the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact BofA Merrill Lynch at (888) 292-0070 (Toll-Free) or (980) 387-3907 (Collect).

The complete terms and conditions of the Tender Offer are described in the Offer to Purchase and related Letter of Transmittal, copies of which may be obtained from D.F. King & Co., Inc. (“D.F. King”), the Information Agent and Tender Agent for the Tender Offer, by contacting D.F. King at (800) 829-6551 (Toll-Fee) or (212) 269-5550 (Collect).

None of Pioneer, its board of directors, the Dealer Manager or the Information Agent and Tender Agent makes any recommendation in connection with the Tender Offer. Holders of the Notes must make their own decisions regarding whether to tender their Notes and, if so, the principal amount of Notes to tender.

This press release is not an offer to sell the Notes, the New Notes or any securities and it is not soliciting an offer to buy the Notes, the New Notes or any securities. The Tender Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal, which set forth the complete terms of the Tender Offer. Pioneer cannot assure you that the Financing Condition will be satisfied or the issuance of the New Notes will occur.

About Pioneer

Pioneer provides contract land drilling services to independent and major oil and gas operators in Texas, North Dakota, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Drilling Services Segment. Pioneer also provides well, wireline, coiled tubing and fishing and rental services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Pioneer’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pioneer’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Pioneer does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.